Exhibit 99.1
NEWS RELEASE
RANGE AGREES TO ACQUIRE STROUD ENERGY
FORT WORTH, TEXAS, MAY 11, 2006...RANGE RESOURCES CORPORATION (NYSE: RRC) announced that it has entered into a definitive agreement to acquire Stroud Energy, Inc. for approximately $450 million, including approximately $82 million in assumed debt. Stroud is a private Fort Worth based independent oil and gas company with operations located in the Barnett Shale play in North Texas, the Cotton Valley in East Texas and the Austin Chalk in Central Texas. Stroud has interests in 126 producing wells and owns a leasehold position covering 87,200 gross (67,000 net) acres. During the first quarter of 2006, Stroud produced approximately 33 Mmcfe per day, of which approximately one-half was attributable to the Barnett Shale. Range estimates the proved reserves attributable to the Stroud properties total 171 Bcfe and that proven and unproven reserves total 370 Bcfe. Range has identified 236 drilling locations on the Stroud leasehold, of which 182 are attributable to the Barnett Shale acreage. Over 90% of Stroud’s Barnett Shale acreage is located in the core or expanding core portions of the Barnett Shale play.
Upon completion of the transaction, Range plans to retain nearly all of Stroud’s 27 employees, including those involved in the Barnett Shale play. This will expand Range’s Barnett shale team under the leadership of Mark Whitley, Range’s Senior Vice President. By adding Stroud’s leasehold position, Range will own approximately 42,900 gross (35,300 net) acres in the Barnett Shale play. Range plans to develop the leasehold position with a five-rig drilling program, including the three rigs Stroud is currently running, plus two additional contracted rigs scheduled to arrive in the third quarter.
In announcing the transaction, Range indicated that it will consider divesting of the Austin Chalk properties. These properties produced approximately 16 Mmcfe per day in the first quarter of 2006.
Commenting on the announcement, John Pinkerton, Range’s President and CEO, said, “This transaction doubles Range’s leasehold position in the Barnett Shale play and our shale play team benefits from the addition of the Stroud employees, who are highly regarded. We believe the expanded Barnett team will enhance and accelerate our shale effort. Excluding the Austin Chalk properties, which we will consider divesting, we estimate that the fully developed cost of the Barnett Shale and East Texas reserves will be approximately $2.35 per mcfe. The transaction expands our leasehold position with high-quality Barnett acreage, increases our drilling inventory and provides us with a number of additional top-tier people. Importantly, it continues Range’s strategy of growing production and reserves at a “top quartile” cost structure. Assuming the transaction closes in late June, we are increasing our 2006 production growth target from 11% to 15%.”
The acquisition is structured as a merger pursuant to which Stroud’s shareholders who satisfy certain investor suitability standards may individually elect to receive, in exchange for their shares of Stroud common stock, consideration in one of three forms: 100% in Range common stock, 100% in cash or 50% in Range common stock and 50% in cash, subject to adjustments and allocations provided for in the definitive agreement. The exchange ratio for the Stroud stock, and on which the cash consideration will be determined, will be based upon the average closing price for Range’s stock for the 15 days ending five days prior to closing. Based on the last 15 day average price of Range’s common stock, and assuming all of Stroud’s shareholders were to elect to receive Range common stock in the transaction, Range would issue approximately 13.2 million shares of stock, representing approximately 9% of the outstanding Range stock giving effect to such issuance. Stroud shareholders who do not satisfy the investor suitability standards will receive their consideration 100% in cash. Range intends to utilize funds currently available under its bank credit facility to finance the cash portion of the transaction. The Stroud acquisition is subject to approval by the shareholders of Stroud and other customary closing conditions. Assuming the Stroud shareholders approve the transaction and the other closing conditions are satisfied, closing is expected to occur in late June 2006. There is no assurance the acquisition will be consummated.
The Company will host a conference call on Thursday, May 11, at 10:00 a.m. ET to review the transaction. To participate in the call, please dial 877-207-5526 and ask for the Range Resources conference call. A replay of the call will be available through May 18 at 800-642-1687. The conference ID for the replay is 9244041. A presentation on certain information discussed on the conference call will be made available on the Company’s website, www.rangeresources.com, at the time of the conference call.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to the pending acquisition of Stroud, estimates of oil and gas reserves, and future expenses are forward-looking statements as defined by the Securities and Exchange Commission. The pending acquisition of Stroud is subject to approval of the acquisition by the Stroud shareholders, and these statements assume the Stroud shareholders approve the acquisition and are based on other assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the failure of the Stroud shareholders to approve the acquisition, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and other risks and uncertainties set forth in Item 1.A. of Range’s 2006 Annual Report Form 10-K filed with the Securities and Exchange Commission on February 23, 2006. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission, which are incorporated by reference.
Range’s internal estimates of reserves, particularly those in the properties recently acquired or proposed to be acquired where we may have limited review of data or experience with the reserves, may be subject to revision and may be different from estimates by our external reservoir engineers at year-end. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.
The Securities and Exchange Commission has generally permitted oil and gas companies, in filings made with the Securities and Exchange Commission, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable,” “possible” or “unproven” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproven drill sites and estimation of unproven reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third-party engineers or appraisers.
The announcement of the proposed issuance of Range common stock pursuant to the pending acquisition of Stroud shall not constitute an offer to sell or a solicitation of an offer to acquire Range securities, and the securities to be offered to the Stroud shareholders pursuant to the transaction who satisfy the investor suitability standards will be offered only pursuant to a joint proxy statement/offering memorandum of Stroud and Range to be distributed to those shareholders who meet the investor suitability standards. Such securities will not be registered under the Securities Act of 1933 or any state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state laws.

2006-11

Contact:	Rodney Waller, Senior Vice President David Amend, IR Manager Karen Giles, Sr. IR Specialist (817) 870-2601 www.rangeresources.com